SECTION 906 CERTIFICATIONS

Each of the undersigned hereby certifies in his capacity as an officer of Centurion Gold Holdings, Inc.. (the "Company") that the Annual Report of the Company on Form 10-KSB/A for the period ended March 31, 2004 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

              CENTURION GOLD HOLDINGS, INC.


        By:  /s/ Andrew Dale Paul
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                 Andrew Dale Paul
                 Principal Executive Officer,
                 Chief Executive Officer, President and Chairman


        By:  /s/ Arthur V. Johnson
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                 Arthur V. Johnson
                 Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Director

Date: December 17, 2004